Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-186931 on Form S-1 of our report dated February 27, 2013 relating to the consolidated financial statements of Masonite International Corporation appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Tampa, FL

April 8, 2013